Exhibit 99.1

Varonis Announces Second Quarter 2014 Financial Results

Total revenues of $24.6 million, up 38% year-over-year

License revenues of $14.4 million, up 37% year-over-year

NEW YORK, NY (August 4, 2014) - Varonis Systems, Inc. (Nasdaq: VRNS), the leading provider of software solutions for unstructured, human-generated enterprise data, today announced results for the second quarter ended June 30, 2014.

Yaki Faitelson, Varonis CEO, said, “I am very pleased with our second quarter results. We continue to deliver significant revenue growth from both new and existing customers, driven by the investments we have made to grow our sales teams, and expand our product offerings. The volume of human-generated data is growing exponentially — posing both big opportunities and major challenges for organizations of every size. Varonis is the only company in the marketplace today with solutions that enable organizations to thrive at the intersection of productivity and risk. By using our technology, they can understand, control and enhance the connections between people and data. In today’s digital economy, the use cases for Varonis are many, and the impact is compelling.”

Financial Highlights for the Second Quarter Ended June 30, 2014

Revenues:

•	Total revenues were $24.6 million, up 38% compared with the second quarter of 2013.

•	License revenues were $14.4 million, up 37% compared with the second quarter of 2013.

•	Maintenance and services revenues were $10.2 million, up 39% compared with the year-ago period.

Operating Loss:

•	GAAP operating loss was ($4.6) million for the quarter, compared to ($1.3) million in the second quarter of 2013.

•	Non-GAAP operating loss was ($3.6) million for the quarter, compared to ($0.8) million in the second quarter of 2013.

Net Loss:

•	GAAP net loss was ($4.6) million, compared to a net loss of ($1.6) million in the second quarter of 2013.

•	GAAP loss per share was ($0.19), compared to a loss per share of ($0.42) in the second quarter of 2013, based on 24.5 million and 3.9 million basic shares outstanding, respectively.

•	Non-GAAP net loss was ($3.7) million, compared to a net loss of ($1.0) million in the second quarter of 2013.

•	Non-GAAP loss per basic share was ($0.15), compared to a loss per share of ($0.05) in the second quarter of 2013, based on 24.5 million and 18.7 million basic shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three and six months ended June 30, 2014 and 2013. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Balance Sheet and Cash Flow:

•	As of June 30, 2014, the Company had $120.2 million in cash and cash equivalents and short-term investments.

•	During the six months ended June 30, 2014, the Company used $580,000 in cash for operations compared to $27,000 generated during the first six months of 2013.

Recent Business Highlights

•	Announced the release of the DatAnywhere API (application programming interface) for Varonis DatAnywhere, its popular secure private cloud file-sharing solution. Varonis DatAnywhere instantly turns traditional file-sharing infrastructure into a private cloud, so that employees and authorized third-party users can securely access on-premise file shares via file synchronization and mobile devices.

•	Announced general availability for DatAnywhere 1.8. The new release includes additional security features, such as the ability for administrators to remotely wipe data from DatAnywhere clients and specify which devices are allowed to connect via DatAnywhere. DatAnywhere 1.8 also includes a variety of enhancements enabling employees to more efficiently access and share data, including address book integration and the ability to provide secure access to full file share hierarchies to third parties.

•	For the second quarter of 2014, total revenues in the United States increased 38% over the prior-year period to $14.8 million, total revenues from EMEA increased 41% over the prior-year period to $7.6 million, and total revenues from Rest of World increased 30% over the prior-year period to $2.2 million.

•	Continued success with our land-and-expand strategy with 38% of license and first year maintenance revenues from existing customers in the second quarter of 2014, compared to 35% in the prior-year period.

•	Added 206 new customers during the second quarter of 2014 compared with 149 in the prior-year period.

Financial Outlook

For the third quarter of 2014, Varonis expects revenues in the range of $23.9 million to $24.5 million. The Company anticipates third quarter 2014 non-GAAP operating loss in the range of $(5.0) million to ($4.7) million and non-GAAP loss per basic share in the range of ($0.22) to ($0.20), based on a tax provision of $0.2 million to $0.3 million and 24.5 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense.

For the full year 2014, Varonis is raising its revenue guidance and now expects revenues in the range of $98.7 million to $100.1 million. The Company anticipates full year 2014 non-GAAP operating loss of ($14.3) million to ($13.3) million, and non-GAAP loss per basic share in the range of ($0.63) to ($0.57), based on a tax provision of $0.7 million to $1.0 million and 24.4 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense.

Conference Call and Webcast

Varonis will host a conference call today, August 4, 2014, at 5:00 p.m., Eastern time, to discuss the Company’s second quarter 2014 financial results, current financial guidance and other corporate developments. To access this call, dial 888-437-9445 (domestic) or 719-457-2661 (international). The passcode is 9038995. A replay of this conference call will be available through August 11, 2014 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 9038995. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures

Varonis believes that the use of non-GAAP operating loss and non-GAAP net loss is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2014 and 2013, non-GAAP operating loss is calculated as operating loss excluding stock-based compensation expense.

For the three and six months ended June 30, 2014 and 2013, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense and (ii) financial expenses resulting from the revaluation of warrants to purchase convertible preferred stock.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company believes that excluding financial expenses with respect to revaluation of warrants to purchase convertible preferred stock allows for more meaningful comparison between our net loss from period to period, especially since upon the closing of the IPO, the warrants automatically converted into warrants to purchase our common stock, and as a result, are no longer evaluated at each balance sheet date. Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including engineers and sales personnel; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data governance and data security software; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Varonis’ final prospectus from its initial public offering and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is the leading provider of software solutions for unstructured, human-generated enterprise data. Varonis provides an innovative software platform that allows enterprises to map, analyze, manage and migrate their unstructured data. Varonis specializes in human-generated data, a type of unstructured data that includes an enterprise’s spreadsheets, word processing documents, presentations, audio files, video files, emails, text messages and any other data created by employees. This data often contains an enterprise’s financial information, product plans, strategic initiatives, intellectual property and numerous other forms of vital information. IT and business personnel deploy Varonis software for a variety of use cases, including data governance, data security, archiving, file synchronization, enhanced mobile data accessibility and information collaboration. As of June 30, 2014, Varonis had approximately 2,750 customers, spanning leading firms in the financial services, public, healthcare, industrial, energy & utilities, technology, consumer and retail, education and media & entertainment sectors.

Investor Relations Contact:

Staci Mortenson

ICR

646-706-7516

Email: investors@varonis.com

News Media Contacts:

Mark Fredrickson

CTP

617-412-4000 x274

or 978-314-6739

Email: mfredrickson@ctpboston.com

Varonis Systems Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	Unaudited		Unaudited
Revenues:
Licenses	$14,422	$10,498	$22,475	$16,377
Maintenance and services	10,194	7,339	19,596	14,040

Total revenues	24,616	17,837	42,071	30,417

Cost of revenues	2,491	1,507	4,533	2,856

Gross profit	22,125	16,330	37,538	27,561

Operating costs and expenses:
Research and development	6,832	4,875	13,271	9,394
Sales and marketing	17,186	10,500	31,427	19,708
General and administrative	2,665	2,220	5,330	3,759

Total operating expenses	26,683	17,595	50,028	32,861

Operating loss	(4,558)	(1,265)	(12,490)	(5,300)

Financial income (expenses) and other, net	74	(324)	36	(1,003)

Loss before income taxes	(4,484)	(1,589)	(12,454)	(6,303)

Income taxes	(155)	(47)	(259)	(124)

Net loss	$(4,639)	$(1,636)	$(12,713)	$(6,427)

Net loss per share of common stock, basic and diluted	$(0.19)	$(0.42)	$(0.71)	$(1.66)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	24,455,259	3,876,073	17,843,306	3,863,960

Stock-based compensation expense for the three and six months ended June 30, 2014 and 2013 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	Unaudited	Unaudited	Unaudited	Unaudited

Cost of revenues	$46	$5	$66	$11
Research and development	272	126	471	185
Sales and marketing	519	199	859	265
General and administrative	141	92	228	155

	$978	$422	$1,624	$616

Varonis Systems Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2014	2013
	Unaudited	Audited
Assets
Current Assets:
Cash and cash equivalents	$120,128	$9,633
Short-term deposits	102	4,344
Restricted cash	—	171
Trade receivables, net	18,854	28,268
Prepaid expenses and other current assets	1,355	1,357

Total current assets	140,439	43,773

Long-term assets:
Other assets	295	1,625
Property and equipment, net	2,610	1,856

Total long-term assets	2,905	3,481

Total assets	$143,344	$47,254

Liabilities, convertible preferred stock and stockholders’ equity (deficiency)
Current liabilities:
Trade payables	$2,300	$2,163
Accrued expenses and other liabilities	12,883	11,643
Deferred revenues	25,868	26,591

Total current liabilities	41,051	40,397

Long-term liabilities:
Deferred revenues	2,146	2,109
Warrants to purchase convertible preferred stock	—	2,866
Severance pay	1,440	1,101
Other liabilities	15	14

Total long-term liabilities	3,601	6,090

Convertible preferred stock	—	43,775

Stockholders’ equity (deficiency):
Common stock	24	4
Accumulated other comprehensive income	47	—
Additional paid-in-capital	159,087	4,741
Accumulated deficit	(60,466)	(47,753)

Total stockholders’ equity (deficiency)	98,692	(43,008)

Total liabilities, convertible preferred stock and stockholders’ equity (deficiency)	$143,344	$47,254

Varonis Systems Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2014	2013
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(12,713)	$(6,427)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	534	353
Stock-based compensation	1,624	616
Capital loss from disposal of fixed assets	—	5
Amortization of deferred charges related to long-term loan	31	131
Revaluation of fair value of warrants to purchase convertible preferred stock	—	604
Changes in assets and liabilities:
Trade receivables	9,414	5,701
Prepaid expenses and other current assets	18	407
Trade payables	137	(619)
Accrued expenses and other liabilities	721	(60)
Increase in severance pay, net	339	18
Deferred revenues	(686)	(650)
Other long term liabilities	1	(52)

Net cash provided by (used in) operating activities	(580)	27

Cash flows from investing activities:
Decrease (increase) in short-term deposits	4,242	(1)
Decrease (increase) in long-term deposits	46	(17)
Decrease (Increase) in restricted cash	260	(53)
Purchase of property and equipment	(1,288)	(629)

Net cash provided by (used in) investing activities	3,260	(700)

Cash flows from financing activities:
Exercise of employee stock options	30	48
Payment of deferred equity offering costs	(662)	—
Net proceeds from initial public offering	108,447	—

Net cash provided by financing activities	107,815	48

Increase (Decrease) in cash and cash equivalents	110,495	(625)
Cash and cash equivalents at beginning of period	9,633	14,470

Cash and cash equivalents at end of period	$120,128	$13,845

Varonis Systems Inc.

Reconciliation of GAAP Measures to non-GAAP

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	Unaudited		Unaudited
Reconciliation to non-GAAP loss from operations:

GAAP operating loss	$(4,558)	$(1,265)	$(12,490)	$(5,300)

Add back:
Stock-based compensation expense	978	422	1,624	616

Non-GAAP operating loss	$(3,580)	$(843)	$(10,866)	$(4,684)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(4,639)	$(1,636)	$(12,713)	$(6,427)

Add back:
Stock-based compensation expense	978	422	1,624	616
Financial expenses resulting from the revaluation of warrants to purchase convertible preferred stock	—	236	—	604

Non-GAAP net loss	$(3,661)	$(978)	$(11,089)	$(5,207)

GAAP Weighted average number of common shares outstanding - basic and diluted	24,455,259	3,876,073	17,843,306	3,863,960
Add:
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	—	14,856,481	6,567,719	14,856,481

Non-GAAP weighted average number of common shares outstanding - basic and diluted	24,455,259	18,732,554	24,411,025	18,720,441

Non-GAAP net loss per common share - basic and diluted	$(0.15)	$(0.05)	$(0.45)	$(0.28)

GAAP net loss per common share - basic and diluted	$(0.19)	$(0.42)	$(0.71)	$(1.66)